Exhibit 10.1
FLOWSERVE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT
     This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May 8, 2006 and entered into by and among Flowserve Corporation, a New York corporation (the “Company”), the financial institutions party hereto and Bank of America, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and solely for purposes of Section 2 hereof, the Credit Support Parties (as defined in Section 2 hereof). Reference is made to that certain Credit Agreement dated as of August 12, 2005, as amended by the Amendment and Waiver dated as of December 20, 2005 (as amended, the “Credit Agreement”), by and among the Company, the financial institutions from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Swingline Lender, Administrative Agent and Collateral Agent for the Lenders. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.
RECITALS
     WHEREAS, pursuant to Section 5.04 of the Credit Agreement, the Company is required to deliver its audited financial statements and related opinions for its fiscal year ended December 31, 2005 (the “2005 Financial Statements”) to the Administrative Agent on or before May 30, 2006.
     WHEREAS, the Company has requested that the Required Lenders amend the Credit Agreement to (i) extend the deadline for compliance with Section 5.04 of the Credit Agreement with respect to the 2005 Financial Statements until July 31, 2006, (ii) permit Issuing Banks to delegate the issuance of Letters of Credit to their Affiliates and (iii) add Fitch Ratings, Ltd. as an acceptable ratings agency for certain purposes under the Credit Agreement; and
     WHEREAS, the Lenders executing this Amendment desire to grant such requests.
Section 1. AMENDMENTS TO CREDIT AGREEMENT
     A. Amendment to Section 1.01 — Defined Terms.
     Section 1.01 of the Credit Agreement is hereby amended by:
     (i) deleting the definition of “Debt Ratings” contained therein in its entirety and substituting the following therefor:

     “Debt Ratings” shall mean the credit rating (which may be either a public rating or a private letter rating) of the Loans by two of the following three rating agencies: S&P, Moody’s and Fitch.
     (ii) adding the following definition:
     “Fitch” means Fitch Ratings, Ltd.
     (iii) deleting the definition of “Investment Grade Ratings” contained therein in its entirety and substituting the following therefore:
     “Investment Grade Ratings” shall mean the Company’s senior unsecured, non-credit-enhanced long-term debt (the “Senior Unsecured Debt”) (A) for purposes of Section 9.19(a)(ii), is rated BBB- or higher by S&P and Baa3 or higher by Moody’s, and (B) for all other purposes hereunder, either (I) is rated BBB- or higher by S&P and Baa3 or higher by Moody’s or (II) (a) is rated by each of S&P, Moody’s and Fitch, (b) has two of the following three ratings (i) BBB- or higher from S&P, (ii) Baa3 or higher from Moody’s, and (iii) BBB- or higher from Fitch and (c) is rated no lower than BB+ by S&P, Ba1 by Moody’s and BB+ by Fitch (in each case with an outlook of stable or better). The Company shall be deemed to have obtained Investment Grade Ratings if it shall deliver to the Administrative Agent letters from S&P, Moody’s and, to the extent applicable, Fitch to the effect that the Senior Unsecured Debt would receive the necessary rating assuming that the Secured Parties had released their liens in the Collateral.
     (iv) deleting the definition of “Issuing Bank” contained therein in its entirety and substituting the following therefor:
     “Issuing Bank” shall mean, as the context may require, (a) BofA, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit, or (c) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or Section 2.23(k), with respect to Letters of Credit issued by such Lender; provided that, with written consent from the Company and the Administrative Agent (such consent not to be unreasonably withheld), any such Lender may delegate the issuance of the applicable Letter of Credit to its Affiliate, and in the event of any such delegation, such Affiliate shall be entitled to all rights of reimbursement relating to such Letter of Credit; provided, further, that the delegating Lender shall be deemed to be the Issuing Bank for all other purposes hereunder including determining the utilization of the Revolving Credit Commitment. As of the Closing Date, Company has designated (and Administrative Agent has approved) pursuant to Section 2.23(k), the Lenders set forth on Schedule 1.01(g) as Issuing Banks hereunder.
     B. Amendment to Section 5.04 — Financial Statements, Reports, etc.
     Section 5.04(a) of the Credit Agreement is hereby amended by deleting the reference to “May 30, 2006” contained therein and replacing it with “July 31, 2006”.
     C. Amendment to Section 5.05 — Litigation and Other Notices.

     Section 5.05(d) of the Credit Agreement is hereby amended by replacing the phrase “S&P or Moody’s” with the phrase “S&P, Moody’s or Fitch” in each place it appears in such section.
     D. Amendment to Section 5.11 — Debt Ratings.
     Section 5.11 of the Credit Agreement is hereby amended by deleting the words “on Notes” in the caption thereof.
Section 2. ACKNOWLEDGEMENT AND CONSENT
     Each of Company and each Domestic Subsidiary Guarantor (each individually a “Credit Support Party” and collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
     Each Domestic Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Domestic Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Domestic Subsidiary Guarantor to any future amendments to the Credit Agreement.
Section 3. CONDITIONS TO EFFECTIVENESS
     Section 1 hereof shall become effective only upon satisfaction of all of the following conditions precedent (the date of such satisfaction being referred to herein as the “Effective Date”):
     A. On the Effective Date, (i) the representations and warranties contained in Section 4 hereof and in Article III of the Credit Agreement shall be true and correct as of such date, as though made on and as of such date; (ii) no Default or Event of Default shall then exist; and (iii) the Company shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of Company confirming the foregoing;
     B. On or prior to the Effective Date, the Required Lenders shall have executed this Amendment; and
     C. The Administrative Agent shall have received payment, for the account of each Lender that executes and delivers this Amendment on or before 5:00 p.m. Eastern Standard Time on May 15, 2006 (the “Amendment Deadline”), of an amendment fee equal to 0.025% of the sum of such Lender’s Revolving Credit Commitment and the principal amount of Term Loans held by such Lender on the Effective Date. In addition, and as a condition subsequent to the continued effectiveness of Section 1 hereof, if the Company does not deliver the 2005 Financial Statements to the Administrative Agent on or before May 30, 2006, Company shall, not later than 5:00 p.m. Eastern Standard Time on June 2, 2006, pay to the Administrative Agent for the account of each Lender that executed this Amendment on or prior to the Amendment Deadline, an additional amendment fee equal to 0.025% of the sum of such Lender’s Revolving Credit Commitment and the principal amount of Term Loans held by such Lender on June 1, 2006.
Section 4. REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, after giving effect to Section 1 hereof, Company represents and warrants to each Lender that the following statements are true, correct and complete on and as of the Effective Date:
     A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).
     B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement has been duly authorized by all necessary corporate action on the part of Company.
     C. No Conflict. The execution and delivery of this Amendment by Company and the performance of the Amended Agreement by Company do not and will not violate any provision of any law or any governmental rule or regulation applicable to Company, the Certificate of Incorporation of Company or any order, judgment or decree of any Governmental Authority binding on Company.
     D. Governmental Consents. The execution and delivery of this Amendment by Company and the performance of the Amended Agreement by Company do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.
     E. Binding Obligation. This Amendment has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
Section 5. MISCELLANEOUS
     A. Fees and Expenses. The Company acknowledges that all costs, fees and expenses as described in Section 9.05 of the Credit Agreement incurred by the Administrative

Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.
     B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BANK OF AMERICA, N.A., as the Administrative Agent

By:	/s/ John Pocalyko

Name: John Pocalyko
Title: Senior Vice President

FLOWSERVE CORPORATION

By:	/s/ Paul W. Fehlman

Name: Paul W. Fehlman
Title:	Vice President and Treasurer
CREDIT SUPPORT PARTIES
(for purposes of Section 2):

FLOWSERVE US INC. FLOWSERVE INTERNATIONAL, INC. FLOWSERVE MANAGEMENT COMPANY BW/IP-NEW MEXICO, INC. FLOWSERVE HOLDINGS, INC. PMV-USA, INC.

By:	/s/ John M. Nanos

Name: John M. Nanos
Title:	Vice President
Second Amendment to Credit Agreement